Exhibit 1.1

Execution Version

CINTAS CORPORATION NO. 2

$400,000,000 3.450% Senior Notes due 2025

$800,000,000 4.000% Senior Notes due 2032

UNDERWRITING AGREEMENT

April 26, 2022

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

Cintas Corporation No. 2, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to issue and sell $400,000,000 aggregate principal amount of its 3.450% Senior Notes due 2025 (the “2025 Notes”) and $800,000,000 aggregate principal amount of its 4.000% Senior Notes due 2032 (the “2032 Notes” and, collectively with the 2025 Notes, the “Notes”) to be guaranteed (collectively, the “Guarantees”) by Cintas Corporation, a Washington corporation (the “Parent”), the subsidiary guarantors listed on Schedule A hereto (the “Company Subsidiary Guarantors” and, together with the Parent, the “Company Guarantors”), to be issued under the Indenture, dated as of May 28, 2002 (the “Base Indenture”), by and among the Company, the Parent, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of November 8, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Parent, the Company Subsidiary Guarantors and the Trustee, according to terms to be established in a Board Resolution (as defined in the Indenture) and set forth in the Officers’ Certificates (as defined in the Indenture) pursuant to Sections 3.1 and 3.3 of the Indenture, to the several underwriters named in Schedule B hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Notes, as guaranteed, are herein referred to as the “Securities.” The Company hereby confirms the agreement with you, acting as the Representatives of the Underwriters.

1. Representations and Warranties of the Company and the Company Guarantors. Each of the Company, the Parent and the Company Subsidiary Guarantors represents and warrants to each of the Underwriters that:

(a) The Company and the Company Guarantors meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and have prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-240362), which contains a base prospectus, dated August 4, 2020 (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), is herein referred to as the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is herein referred to as a “Preliminary Prospectus.” The Preliminary Prospectus, dated April 26, 2022, as amended or supplemented immediately prior to the Applicable Time (as defined below), is herein referred to as the “Time of Sale Prospectus.” The final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act is herein referred to as the “Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act Regulations) is herein referred to as an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is 4:10 p.m. (Eastern time) on the date of this Agreement.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects with the Securities Act and the Securities Act Regulations, and did not or will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or any of the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b) hereof.

(c) The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule C hereto, taken together (collectively, the “Disclosure Package”), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule C hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or any of the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act Regulations and (iv) on the date of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), each of the Company and the Company Guarantors was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act Regulations.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act Regulations) of the Securities and (ii) as of the date of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), each of the Company and the Company Guarantors was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company or any Company Guarantor be considered an “ineligible issuer.”

(f) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act Regulations, that became effective on August 4, 2020. Neither the Company nor any of the Company Guarantors have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s or the Company Guarantors’ use of the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or any of the Company Guarantors or related to the offering of the Securities have been initiated or are pending or, to the Company or the Company Guarantors’ knowledge, are contemplated by the Commission. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(g) The Registration Statement complies, and the Prospectus and any amendment or supplement thereto will comply, in all material respects, with the Securities Act the Securities Act Regulations, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”). The Registration

Statement, and any post-effective amendment thereto, at the time it first became effective and at any deemed new effective date under Rule 430B(f) under the Securities Act occurring prior to the Delivery Date (as defined below), does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendment or supplement thereto, as of its applicable date and on the Delivery Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto, or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company or any of the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b) hereof. There are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Time of Sale Prospectus or the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents. On the date of this Agreement and the Delivery Date, the Indenture complies or will comply, as applicable, in all material respects with the applicable requirements of the Trust Indenture Act.

(h) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”). Any further documents so filed and incorporated by reference, or deemed to be incorporated by reference, in the Registration Statement, the Time of Sale Prospectus and the Prospectus will comply, in all material respects, with the Exchange Act and the Exchange Act Regulations.

(i) Each Preliminary Prospectus and the Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will be, identical to the versions of the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus, respectively, transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(j) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada, with the requisite power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Parent and its subsidiaries, individually or taken as a whole, or (ii) the long-term debt or capital stock of the Parent or any of its subsidiaries (a “Material Adverse Effect”). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned, free and clear of all liens, encumbrances, equities or claims, by the Parent.

(k) Each Company Guarantor has been duly incorporated or formed, as applicable, and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Prospectus. Each Company Guarantor is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Company Guarantor have been duly authorized and validly issued, are fully paid and nonassessable and are (other than the Parent’s capital stock) owned by the Parent, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, including any preemptive rights, rights of first refusal or similar rights.

(l) The Parent has no subsidiaries within the meaning of Rule 405 under the Securities Act Regulations that are considered “Significant Subsidiaries,” as defined in Regulation S-X under the Securities Act Regulations, other than the Company and the Company Subsidiary Guarantors.

(m) The authorized, issued and outstanding capital stock of the Parent is as set forth in the consolidated balance sheet as of February 28, 2022 contained in the Parent’s Quarterly Report on Form 10-Q for the period ended February 28, 2022 incorporated by reference in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights and were issued and sold in compliance with all applicable federal and state securities laws. Except as described in the Disclosure Package and the Prospectus, including, without limitation, the issuance of common stock and equity awards pursuant to the Parent’s equity compensation plans, there are no outstanding options, warrants, convertible debt securities or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, shares of capital stock of the Parent or any security convertible into or exchangeable or exercisable for shares of capital stock of the Parent.

(n) This Agreement has been duly authorized, executed and delivered by the Company and each of the Company Guarantors.

(o) The Indenture has been duly qualified under the Trust Indenture Act with respect to the Securities. The Indenture has been duly authorized, executed and delivered by the Company and each of the Company Guarantors and constitutes a valid and binding obligation of the Company and each of the Company Guarantors, enforceable against the Company and each of the Company Guarantors in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The Indenture conforms, in all material respects, to the description thereof contained in the Disclosure Package and the Prospectus.

(p) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered against payment for the Securities in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The Notes will conform, in all material respects, to the description thereof contained in the Disclosure Package and the Prospectus.

(q) The Guarantee of each Company Guarantor has been duly authorized by such Company Guarantor and, when executed by such Company Guarantor in accordance with the provisions of the Indenture and delivered against payment for the Securities in accordance with the terms of this Agreement, will constitute the valid and binding obligation of such Company Guarantor, enforceable against such Company Guarantor in accordance with its terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The Guarantees will conform, in all material respects, to the description thereof contained in the Disclosure Package and the Prospectus.

(r) There are no contracts, agreements or understandings between the Company or any of the Company Guarantors and any person granting such person the right to require the Company or any of the Company Guarantors to file a registration statement under the Securities Act with respect to any capital stock or debt securities of the Company or any of the Company Guarantors owned or to be owned by such person or to require the Company or any of the Company Guarantors to include such capital stock or debt securities in the Registration Statement. To the extent any person has such registration rights, such rights have been waived with respect to the registration of capital stock or debt securities in connection with the Registration Statement.

(s) No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance or sale of the Notes by the Company and the issuance of the Guarantees by the Company Guarantors, except as has been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and as may be required by state securities or “blue sky” laws.

(t) The (i) execution, delivery and performance of (A) the Indenture by the Company and the Company Guarantors and (B) this Agreement by the Company and the Company Guarantors, (ii) issuance and sale of the Notes by the Company, (iii) issuance of the Guarantees by the Company Guarantors and (iv) compliance with the terms and provisions thereof by the Company and the Company Guarantors, as applicable, will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under (1) the charter or bylaws of the Company or any of the Company Guarantors, (2) any indenture, mortgage, deed of trust, loan agreement, note or other agreement or instrument to which the Company or any of the Company Guarantors is a party or by which the Company or any of the Company Guarantors is bound or to which any of the property or assets of the Company or any of the Company Guarantors is subject or (3) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Company Guarantors or any of their respective property, assets or operations except, in the case of each of clauses (2) or (3), for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of the Company Guarantors (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Company Guarantors.

(u) None of the Company nor any of the Company Guarantors is (i) in violation of its charter or bylaws, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company Guarantors is a party or by which the Company or any of the Company Guarantors is bound or to which any of the property or assets of the Company or any of the Company Guarantors is subject or (iii) in violation of any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Company Guarantors or any of their respective property, assets or operations, except, in the case of each of clauses (ii) or (iii), for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Each of the Company and the Company Guarantors owns or leases all such properties as are necessary to the conduct of its business as presently conducted and as proposed to be conducted as described in the Disclosure Package and the Prospectus. The Company and the Company Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in the Disclosure Package and the Prospectus and (ii) such as would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. The Company and the Company Guarantors hold any leased real or personal property under leases that are, assuming they are the binding and legal obligations of the other parties thereto, valid, subsisting and enforceable, with no exceptions that would materially interfere with the use made or to be made of such property by the Company and the Company Guarantors and, to the best knowledge of the Company and the Company Guarantors, such leases are the binding and legal obligations of the other parties thereto. Neither the Company nor any Company Guarantor has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Company Guarantor.

(w) Each of the Company and the Company Guarantors has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from the appropriate federal, state or local governmental or regulatory agencies or bodies and all third parties, foreign and domestic (collectively, “Consents”), to own and lease its properties and conduct its business as it is now being conducted and as it is proposed to be conducted and as described in the Disclosure Package, except where the failure to have such Consents would not, individually or in the aggregate, have a Material Adverse Effect, and the Prospectus and each such Consent is valid and in full force and effect, and neither the Company nor any Company Guarantor has received notice of any investigation or proceedings that results in or, if decided adversely to the Company or any Company Guarantor, would result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Company Guarantors is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not result in a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Disclosure Package and the Prospectus.

(x) Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending as to which the Company or any of the Company Guarantors is a party or of which any property of the Company or any of the Company Guarantors is the subject that, if determined adversely to the Company or any of the Company Guarantors, would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or any of the Company Guarantors to perform their respective obligations under this Agreement, and no such actions, suits or proceedings are threatened or, to the Company’s and the Company Guarantors’ knowledge, contemplated.

(y) Except as disclosed in the Disclosure Package and the Prospectus, no material labor disturbance by the employees of the Company or any Company Guarantor exists or, to the Company’s and Company Guarantors’ knowledge, is threatened or imminent, and neither the Company nor any Company Guarantor is aware of any existing or threatened or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers or contractors.

(z) Except as disclosed in the Disclosure Package and the Prospectus, each of the Company and the Company Guarantors (i) owns, possesses or can acquire on reasonable terms adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary to conduct its business as it is now being conducted and as it is proposed to be conducted and as described in the Disclosure Package and the Prospectus, except where the failure to own, possess or acquire the right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) has no knowledge that the conduct of its business conflicts with, and has not received any written notice of any claim of conflict with, any such right of others. To the best of the Company’s and the Company Guarantor’s knowledge, all material technical information developed by and belonging to the Company and the Company Guarantors that has not been patented has been kept confidential. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Company Guarantor has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and the Company Guarantors or those products and services described in the Disclosure Package and the Prospectus. Except, in each case, as disclosed in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is, to the Company’s and the Company Guarantors’ best knowledge, no infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the Company’s and the Company Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Company Guarantor’s rights in or to any such Intellectual Property, and the Company and the Company Guarantors are unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or, to the Company’s and the Company Guarantors’ knowledge, threatened action, suit, proceeding or claim by others that the Company or any Company Guarantor infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Company Guarantors are unaware of any facts which would form a reasonable basis for any such claim.

(aa) Neither the Company nor any of the Company Guarantors is in violation of any statute, rule, regulation, binding decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any hazardous or toxic substance for which it is liable pursuant to any Environmental Laws, is liable for any off-site disposal of or contamination with any hazardous or toxic substance pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Company Guarantor is aware of any pending investigation which would reasonably be expected to lead to such a claim that would, individually or in the aggregate, have a Material Adverse Effect.

(bb) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company, the Company Guarantors and their respective ERISA Affiliates (as defined below) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), with respect to each “pension plan” (as defined in Section 3(2) of ERISA) in which employees of the Company, its subsidiaries or any ERISA Affiliate are eligible to participate and that is subject to such minimum funding standards or Title IV of ERISA (a “Plan”); (ii) no such Plan (A) has failed to meet the minimum funding standard of Section 302 of ERISA, whether or not waived, (B) has filed an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 302(c) of ERISA, or (C) has any unpaid minimum required contributions (or, with respect to a “multiemployer plan” (as defined in Section 3(37) of ERISA), any unpaid required contributions); (iii) no lien in favor of any such Plan has arisen under Section 303(k) of ERISA or Section 430(k) of the Code; (iv) each such Plan is in compliance with the presently applicable provisions of ERISA and the regulations and published interpretations thereunder; and (v) neither the Company nor any of the Company Guarantors nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course and without default) or to any such Plan under Title IV of ERISA. The representations contained in this Section 1(bb), to the extent applicable to any “multiemployer plan” to which the Company or any of the Company Guarantors or any ERISA Affiliate contributes, or is required to contribute, are true and correct to the best of the Company’s and the Company Guarantors’ knowledge. For purposes of this Section 1(bb), “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001 of ERISA with the Company or the Company Guarantors or (ii) which together with the Company or the Company Guarantors is treated as a single employer under Section 414(b) or (c) of the Code.

(cc) The Company and the Company Guarantors have filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed by any of them through the date hereof and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided, or except where the failure to file such tax returns or pay such taxes, assessments, fines or penalties would not, individually or in the aggregate, have a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of the Company Guarantors which has had, nor does the Company or any of the Company Guarantors know of any tax deficiency that is likely to be asserted against the Company or any of the Company Guarantors which, if determined adversely to the Company or any of the Company Guarantors, would have, a Material Adverse Effect.

(dd) Each of the Company and the Company Guarantors maintain insurance of the types, in the amounts and covering such risks as generally deemed adequate for the conduct of its business and the value of its properties and, to the Company’s knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect. There are no material claims by the Company or any Company Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(ee) No relationship, direct or indirect, exists between or among any of the Company or any of the Company Guarantors or any of their affiliates, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any of the Company Guarantors or any of their affiliates, on the other hand, which is required by the Securities Act or the Securities Act Regulations to be described in the Disclosure Package or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of the Company Guarantors to or for the benefit of any of the officers or directors of the Company or any of the Company Guarantors or any of their respective family members, except as disclosed in the Disclosure Package and the Prospectus. The Parent has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a Company Guarantor, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Parent.

(ff) None of the Company Subsidiary Guarantors is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company or the Parent (or any other Company Subsidiary Guarantor that owns all of the capital stock of such Company Subsidiary Guarantor), (ii) repaying to the Company, the Parent or any other Company Subsidiary Guarantor any loans or advances to such Company Subsidiary Guarantor from the Company, the Parent or such other Company Subsidiary Guarantor or (iii) transferring any property or assets to the Company, the Parent or any other Company Subsidiary Guarantor.

(gg) Neither the Company nor any of the Company Guarantors has sustained since the date of the last consolidated audited financial statements of such entity included in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its business material to the Company and the Company Guarantors considered as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Parent has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, other than dividends declared or paid in the ordinary course of business and consistent with past practice, and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company or any of the Company Guarantors, individually or taken as a whole, or (ii) the long-term or short-term debt or capital stock of the Company or any of the Company Guarantors. Since the date of the latest balance sheet presented in the Time of Sale Prospectus and the Prospectus, neither the Company nor any Company Guarantor has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Company Guarantors, individually or taken as a whole, except for liabilities, obligations and transactions that are disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(hh) The consolidated financial statements of the Parent and supporting schedules, including the notes thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the financial condition of the Parent and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Parent and its consolidated subsidiaries for the periods specified, in each case for the respective periods to which they apply, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The summary and selected historical financial data and other financial information of the Parent and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Parent and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto. The Registration Statement, the Time of Sale Prospectus, the Disclosure Package and the Prospectus include all financial and other information required to be included in connection with the presentation of “non-GAAP financial measures” (as defined in Item 10 of Regulation S-K) therein, and the presentation of such non-GAAP financial measures therein complies with Regulation G and Item 10 of Regulation S-K, as applicable. The Parent and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ii) Ernst & Young LLP, which has audited and reviewed the financial statements and supporting schedules of the Parent and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. Ernst & Young LLP is registered with the Public Company Accounting Oversight Board.

(jj) Each of the Company and the Company Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) The Parent has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act Regulations) and “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act Regulations). Since February 28, 2022, there has not been any change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, either the Parent’s or the Company’s internal control over financial reporting. The Parent is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Rule 1-02 of Regulation S-X of the Commission) in the design or operation of the Parent’s internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting.

(ll) The statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Company Guarantors believe to be reliable and accurate or represent the Company’s or the Company Guarantors’ good faith estimates that are made on the basis of data derived from such sources.

(mm) The Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission via EDGAR.

(nn) Neither the Parent, the Company nor any other Company Guarantor or any of their affiliates has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Parent or the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Parent or the Company, to facilitate the sale or resale of any of the Securities.

(oo) None of the Company and the Company Guarantors is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Company Guarantors, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Company Guarantors, threatened.

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of the Company Guarantors, any director, officer or employee, agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Company Guarantors located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, , Cuba, Iran, North Korea, Russia, Sudan, Syria and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ss) To the Company’s and the Company Guarantors’ knowledge, there has been no security breach or incident, unauthorized access or disclosure or other compromise of or relating to the Company or the Company Guarantors’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and the Company Guarantors, and any such data processed or stored by third parties on behalf of the Company and the Company Guarantors), equipment or technology (collectively, “IT Systems and Data”) that would, individually or in the aggregate, result in a Material Adverse Effect; (B) the Company and the Company Guarantors have not been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, individually or in the aggregate, result in a Material Adverse Effect; (C) the Company and the Company Guarantors have implemented commercially reasonable controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and (D) the Company and the Company Guarantors and their respective subsidiaries are, to their knowledge, presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification except as would not, in the case of this clause (D), individually or in the aggregate, have a Material Adverse Effect.

Any certificate signed by or on behalf of any of the Company and the Company Guarantors and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Company Guarantors, as applicable, to each Underwriter as to the matters covered thereby.

2. Sale, Purchase and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule B hereto at a purchase price equal to (i) 99.628% of the principal amount thereof in the case of the 2025 Notes and (ii) 99.293% of the principal amount thereof in the case of the 2032 Notes, plus in each case accrued interest, if any, from May 3, 2022 to the Closing Date (as defined below).

(b) The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

(c) The Company shall deliver the Securities to be purchased by each Underwriter hereunder, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds (i) in the case of the 2025 Notes, to the account specified by the Company to KeyBanc Capital Markets Inc. and (ii) in the case of the 2032 Notes, to the account specified by the Company to Wells Fargo Securities, LLC, in each case, at least forty-eight hours in advance, in the form of one or more permanent global Securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package and the Prospectus. The date of such delivery and payment shall be May 3, 2022, or such other time and date as the Representatives and the Company may agree upon in writing. Such date for delivery of the Securities is herein referred to as the “Delivery Date” or the “Closing Date.”

(d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3. Certain Agreements of the Company and the Company Guarantors. The Company and the Company Guarantors agree:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; prior to the termination of the offering of the Securities, to make no further amendment or any supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly, and in any event within the applicable required time period, all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) To prepare a final term sheet, substantially in the form of Exhibit A hereto, containing solely a description of the final terms of the Securities and the offering thereof, in a final form approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Securities Act Regulations within the time period required by such rule.

(c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act Regulations, any events shall have occurred as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, to notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and to prepare and furnish without charge to each Underwriter and to any dealer in Securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Disclosure Package or a supplement to the Disclosure Package which will correct such statement or omission or effect such compliance.

(d) No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and, if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify promptly the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in Securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f) As soon as practicable, to make generally available to the securityholders of the Parent within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act Regulations), an earnings statement of the Parent and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including Rule 158 under the Securities Act Regulations).

(g) During the period beginning on the date hereof and continuing to and including the 30 days following the Delivery Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any Company Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities issued or guaranteed by the Company or any Company Guarantor (other than the Securities and issuances of commercial paper by the Parent in the ordinary course of business) or publicly announce an intention to effect any such transaction.

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(i) Not to, and to use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Parent or the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Parent or the Company to facilitate the sale or resale of any of the Securities.

(j) To comply with all of the provisions of any undertakings in the Registration Statement.

(k) To use their best efforts to do and perform all things required to be done or performed under this Agreement by the Company or any of the Company Guarantors prior to the Delivery Date and to satisfy all conditions precedent to the delivery of the Securities.

4. Additional Agreements.

(a) Each of the Company and the Company Guarantors represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act Regulations). Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus other than a free writing prospectus listed on Schedule C hereto or a free writing prospectus that, solely as a result of the use of such free writing prospectus by such Underwriter, would not required to be filed with the Commission pursuant to Rule 433 under the Securities Act Regulations (for the avoidance of doubt, the Underwriters are authorized to use the information contained in the final term sheet prepared and filed pursuant to Section 3(b) hereof relating to the final terms of the Securities in communications conveying information relating to the offering to investors).

(b) Each of the Company and the Company Guarantors has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) Each of the Company and the Company Guarantors agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free

Writing Prospectus or other document which will correct such conflict, statement or omission. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or any of the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b) hereof.

5. Expenses. The Company and the Company Guarantors will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company’s and the Company Guarantors’ counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(e) hereof, including the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum (such fees, disbursements and expenses not to exceed $10,000); (d) the filing fees incident to, and the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (e) the fees, disbursements and expenses of the Trustee and any paying agent (including the related fees, disbursements and expenses of any counsel to such parties); (f) any fees charged by rating agencies for rating the Securities; (g) all expenses incurred by the Company and the Company Guarantors in connection with any “road show” presentation to potential investors; and (h) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5.

6. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, as of the Delivery Date, of the representations and warranties of the Company and the Company Guarantors contained herein, to the performance by the Company and the Company Guarantors of their obligations hereunder, and to each of the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 3(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433, including, without limitation, the final term sheet contemplated by Section 3(b) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act against the Company or any of the Company Guarantors or related to the offering of the Securities shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The Underwriters shall not have discovered and disclosed to the Company that the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the opinion of counsel for the Underwriters, is material or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Jones Day, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Delivery Date, addressed to the Underwriters and in form and substance satisfactory to the Representatives.

(d) Fennemore Craig, P.C., Nevada counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Delivery Date, addressed to the Underwriters and in form and substance satisfactory to the Representatives.

(e) Fikso Kretschmer Smith Dixon Ormseth PS, Washington counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Delivery Date, addressed to the Underwriters and in form and substance satisfactory to the Representatives.

(f) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Delivery Date, in form and substance satisfactory to the Representatives.

(g) The Underwriters shall have received, on each of the date hereof and the Delivery Date, a letter dated the date hereof or the Delivery Date, as applicable, in form and substance satisfactory to the Representatives, from Ernst & Young LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Parent and its consolidated subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter shall use a “cut-off date” not earlier than the third day prior to such Delivery Date.

(h) The Parent shall have furnished to the Underwriters a certificate, dated the Delivery Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Parent, to the effect that:

(i) The representations, warranties and agreements of the Company and the Company Guarantors in Section 1 of this Agreement are true and correct as of the date given and as of the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act against the Company or any of the Company Guarantors or related to the offering of the Securities have been initiated or threatened by the Commission;

(iii) No stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iv) When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(v) Subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, except as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Company Guarantors has sustained any loss or interference with its business material to the Company and the Company Guarantors considered as a whole, and there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of the Company or any of the Company Guarantors that is material to the Company and the Company Guarantors taken as a whole, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Company Guarantors that is material to the Company and the Company Guarantors taken as a whole or (d) any dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock, except dividends in the ordinary course of business and consistent with past practice.

(i) Neither the Company nor any of the Company Guarantors shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus, and the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Parent and its subsidiaries, individually or taken as a whole, or (B) the long-term or short-term debt or capital stock of the Company or any of the Company Guarantors, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(j) After the date hereof, (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of the Company Guarantors by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of the Company Guarantors.

(k) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, NYSE Amex or the NASDAQ Stock Market (“Nasdaq”); (ii) a suspension or material limitation in trading in the Parent’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Ohio state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company and each of the Company Guarantors shall jointly and severally indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (including, without limitation, any “road show” presentation to potential investors) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Company Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any of the Company Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability that the Company and the Company Guarantors may otherwise have, including, but not limited to, other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Company Guarantor, their respective affiliates, officers, directors, employees and agents and each person, if any, who controls the Company or any Company Guarantor within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (including, without limitation, any “road show” presentation to potential investors), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any of the Company Guarantors by such Underwriter expressly for inclusion therein, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished to the Company or any of the Company Guarantors by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus: (A) the sixth paragraph and (B) the tenth paragraph, in both cases, under the caption “Underwriting (Conflicts of Interest).” This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have, including, but not limited to, other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any local counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Company Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Company Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Company Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Company Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Company Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

8. Default of One or More of the Several Underwriters. If, on the Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of all the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Securities set forth opposite their respective names on Schedule B bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this

Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7 and Section 10 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 6(i), Section 6(j) or Section 6(k) hereof shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Section 5, Section 7 and Section 10 hereof.

10. Reimbursement of Underwriters’ Expenses. If (a) the Company and the Company Guarantors shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9 hereof but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company and the Company Guarantors shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company and the Company Guarantors shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more Underwriters, the Company and the Company Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

11. Notices. All statements, requests, notices, agreements and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) three business days after mailing if mailed with proof of date of sending or (ii) when transmitted and confirmed as positively sent during normal business hours if faxed, and:

(a) If to the Underwriters, shall be delivered or sent by mail or facsimile transmission to KeyBanc Capital Markets Inc., KeyBank Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Debt Syndicate (Facsimile: 216-689-0976; Telephone: 216-689-3567); MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group (Facsimile: (646) 434-3455); and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (Email: tmgcapitalmarkets@wellsfargo.com); and with a copy (which shall not constitute notice) to Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Michael J. Schiavone, Esq. (Facsimile: 212-839-5599; Telephone: 212-839-5300);

(b) if to the Company or the Company Guarantors, shall be delivered or sent by mail or facsimile transmission to it at 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262, Attention: D. Brock Denton (Facsimile: 513-754-3642; Telephone: 513-459-1200); with a copy (which shall not constitute notice) to Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-7103).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Company Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Company Guarantors contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 7(b) hereof shall be deemed to be for the benefit of directors, officers and employees of the Company and the Company Guarantors and any person controlling the Company or any Company Guarantor within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Company Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14. Absence of Fiduciary Relationship. The Company and each of the Company Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Company Guarantors on the one hand and the several Underwriters on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of the Company Guarantors, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any of the Company Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the Company Guarantors on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company and each of the Company Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Company Guarantors agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of the Company Guarantors, in connection with such transaction or the process leading thereto.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Recognition of U.S. Special Resolution Regime.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Counterparts and Electronic Signatures. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

The words “execution,” “signed” and “signature” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Company, the Company Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Cintas Corporation No. 2 (as Issuer)

By:	/s/ Todd M. Schneider
Name: Todd M. Schneider
Title: Chief Executive Officer & President

Cintas Corporation (as Company Guarantor)

By:	/s/ Todd M. Schneider
Name: Todd M. Schneider
Title: Chief Executive Officer & President

Cintas Corporation No. 3
Cintas Corporate Services, Inc. (as Company Guarantors)

By:	/s/ Todd M. Schneider
Name: Todd M. Schneider
Title: Chief Executive Officer & President

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Acting as Representatives of the several Underwriters named in Schedule B attached hereto

KeyBanc Capital Markets Inc.

By:	/s/ Eric Peiffer
Name: Eric Peiffer
Title: Managing Director

MUFG Securities Americas Inc.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

COMPANY SUBSIDIARY GUARANTORS

Cintas Corporate Services, Inc., an Ohio corporation

Cintas Corporation No. 3, a Nevada corporation

Schedule A

SCHEDULE B

Underwriters	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased
KeyBanc Capital Markets Inc.	$112,000,000	$224,000,000
MUFG Securities Americas Inc.	$112,000,000	$224,000,000
Wells Fargo Securities, LLC	$112,000,000	$224,000,000
U.S. Bancorp Investments, Inc.	$32,000,000	$64,000,000
PNC Capital Markets LLC	$16,000,000	$32,000,000
Fifth Third Securities, Inc.	$16,000,000	$32,000,000
Total	$400,000,000	$800,000,000

Schedule B

SCHEDULE C

DISCLOSURE PACKAGE DOCUMENTS

(a) Final term sheet substantially in the form of Exhibit A dated April 26, 2022

Schedule C

EXHIBIT A

FORM OF FINAL TERM SHEET

[Attached]

Registration Statement No. 333-240362

Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement

Dated April 26, 2022

(To Prospectus dated August 4, 2020)

Pricing Term Sheet

CINTAS CORPORATION NO. 2

$400,000,000 3.450% Senior Notes due 2025 (the “2025 Notes”)

$800,000,000 4.000% Senior Notes due 2032 (the “2032 Notes”)

PRICING TERM SHEET

Dated April 26, 2022

Issuer:	Cintas Corporation No. 2

Guarantors:	Cintas Corporation, Cintas Corporation No. 3 and Cintas Corporate Services, Inc.

Description of Securities:	3.450% Senior Notes due 2025 4.000% Senior Notes due 2032

Principal Amount Offered:	2025 Notes: $400,000,000 2032 Notes: $800,000,000

Coupon:	2025 Notes: 3.450% per annum 2032 Notes: 4.000% per annum

Interest Payment Dates:	2025 Notes: Semi-annually on May 1 and November 1, commencing November 1, 2022. 2032 Notes: Semi-annually on May 1 and November 1, commencing November 1, 2022.

Maturity:	2025 Notes: May 1, 2025 2032 Notes: May 1, 2032

Treasury Benchmark:	2025 Notes: 2.625% due April 15, 2025 2032 Notes: 1.875% due February 15, 2032

US Treasury Yield:	2025 Notes: 2.708% 2032 Notes: 2.757%

Spread to Treasury Benchmark:	2025 Notes: +75 basis points 2032 Notes: +125 basis points

Re-offer Yield:	2025 Notes: 3.458% 2032 Notes: 4.007%

Initial Price to Public:

2025 Notes: 99.978% plus accrued interest, if any, from May 3, 2022, if settlement occurs after that date.

2032 Notes: 99.943% plus accrued interest, if any, from May 3, 2022, if settlement occurs after that date.

Underwriters’ Discount:	2025 Notes: 0.350% 2032 Notes: 0.650%

Proceeds, before expenses, to us:	2025 Notes: 99.628% 2032 Notes: 99.293%

Optional Redemption:

2025 Notes: Prior to April 1, 2025 (the “2025 Par Call Date”), in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2025 Notes matured on the 2025 Par Call Date) on a semi-annual basis at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the 2025 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the 2025 Par Call Date, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

2032 Notes: Prior to February 1, 2032 (the “2032 Par Call Date”), in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2032 Notes matured on the 2032 Par Call Date) on a semi-annual basis at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the 2032 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the 2032 Par Call Date, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Offer to Repurchase:	2025 Notes: Upon the occurrence of both (i) a change of control of Cintas and (ii) a downgrade of the 2025 Notes below an investment grade rating by each of Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services, LLC within a specified period, Cintas will be required to make an offer to purchase the 2025 Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

2032 Notes: Upon the occurrence of both (i) a change of control of Cintas and (ii) a downgrade of the 2032 Notes below an investment grade rating by each of Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services, LLC within a specified period, Cintas will be required to make an offer to purchase the 2032 Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof.

Expected Settlement Date:*	May 3, 2022 (T+5)

CUSIP:	2025 Notes: 17252M AP5 2032 Notes: 17252M AQ3

ISIN:	2025 Notes: US17252MAP59 2032 Notes: US17252MAQ33

Joint Book-Running Managers:	KeyBanc Capital Markets Inc. MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	U.S. Bancorp Investments, Inc. Fifth Third Securities, Inc. PNC Capital Markets LLC

*

It is expected that delivery of the 2025 Notes and the 2032 Notes (collectively, the “Notes”) will be made against payment therefor on or about the fifth business day following the date of the prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the second business day prior to the closing date specified on the cover of the prospectus supplement will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade such Notes before the second business day prior to the closing date specified on the cover of the prospectus supplement should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling KeyBanc Capital Markets Inc. toll-free at (866) 227-6479, MUFG Securities Americas Inc. toll-free at (877) 649-6848 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any notices that may appear below are not applicable to this communication and should be disregarded. Such text has been automatically generated as a result of this communication having been sent via an electronic delivery system.